Exhibit 4.1

NORTHERN TRUST CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

4.150% Senior Notes due 2030

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of November 19, 2025

to

Indenture Dated as of May 8, 2017

SEVENTH SUPPLEMENTAL INDENTURE, dated as of November 19, 2025 (this “Supplemental Indenture”), between NORTHERN TRUST CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”).

Recitals of the Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of May 8, 2017 (as amended and supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 13.01(p) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, Sections 13.01(b) and (d) of the Base Indenture provide that the Company and the Trustee may, without the consent of any Holders, enter into indentures supplemental to the Base Indenture to (i) delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture, and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith and (ii) change or eliminate any of the provisions of the Base Indenture, provided that there is no outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

WHEREAS, in accordance with Section 13.01 of the Base Indenture, the Company and the Trustee wish to amend the Base Indenture to add, change or eliminate certain provisions of the Base Indenture with respect to the series of Securities issued pursuant this Seventh Supplemental Indenture, as set forth below;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $500,000,000 aggregate principal amount of its 4.150% Senior Notes due 2030 (the “Notes”); and

WHEREAS, the Company has requested, and hereby requests, that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1.

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1. Relation to the Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Bank” means The Northern Trust Company, an Illinois banking corporation, and its successors (whether by consolidation, merger, conversion or transfer of substantially all their assets and business or otherwise) so long as The Northern Trust Company or any successor is a Subsidiary of the Company.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Covenant Breach” means, with respect to the Notes the failure of the Company, subject to the provisions of Section 6.06 of the Base Indenture, to perform any covenant or agreement contained in the Indenture (other than a covenant or agreement a default in the performance of which or breach of which constitutes an Event of Default pursuant to Section 7.01 of the Base Indenture as modified by this Supplemental Indenture), which failure shall not have been remedied, and without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Notes then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Covenant Breach” hereunder. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to the Notes.

“Indenture” has the meaning set forth in the recitals hereto.

“Notes” has the meaning set forth in the recitals hereto.

“Notice of Covenant Breach” means a written notice of the kind specified in the definition of “Covenant Breach” in this Section 1.2.

“Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Trustee” has the meaning set forth in the introductory paragraph hereof until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Voting Stock” means the class or classes of stock which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 1.3. Rules of Construction. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b) all references herein to Articles, Sections and Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections and Exhibits of this Supplemental Indenture;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d) in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2.

THE NOTES

Section 2.1. Designation. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “4.150% Senior Notes due 2030.”

Section 2.2. Maturity. The principal of the Notes will become due and payable on November 19, 2030.

Section 2.3. Principal Amount; Further Issues. The Notes are initially limited in aggregate principal amount to $500,000,000, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06 or 13.05 of the Base Indenture. The Company may, from time to time, without the consent of the Holders of the Notes (or the Securities of any other series), create and issue additional Notes. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the Notes herein provided for, except for the issue date and the issue price. Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Any such increase in the authorized aggregate principal amount of the Notes shall be evidenced by an Officers’ Certificate without further action by the Company.

Section 2.4. Interest.

(a) Rate of Interest; Accrual. The Notes shall bear interest on their principal amount from, and including, November 19, 2025 at the rate of 4.150% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Interest Payment Dates. Accrued interest on the Notes shall be payable semi-annually in arrears on May 19 and November 19 of each year, beginning on May 19, 2026, or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Holders of the Notes at the close of business on the immediately preceding May 4 and November 4 (whether or not a Business Day), as the case may be.

Section 2.5. Redemption. The Notes may not be redeemed prior to November 19, 2030.

Section 2.6. Global Securities. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall deposit the Global Securities with, or on behalf of, The Depository Trust Company (“DTC”) as Depositary (pursuant to Section 3.01 of the Base Indenture) in New York, New York, and register the Global Securities in the name of Cede & Co., DTC’s nominee. The terms and conditions upon which interests in such Global Securities may be exchanged for Individual Securities, as well as certain restrictions and conditions on transferability of the Notes, are set forth in the Base Indenture.

Section 2.7. Securities Not Subordinated. The Notes are not subject to subordination.

Section 2.8. Waiver. The provisions of Section 6.06 of the Base Indenture shall apply to the covenant of the Company set forth in Section 6.07 of the Base Indenture added hereby for the benefit of the Notes.

Section 2.9. Discharge and Covenant Defeasance. The provisions of Article XI of the Base Indenture that specify the conditions upon which the Company may be deemed to have been Discharged from its obligations with respect to the Notes or upon which the Company may be deemed to have effected Covenant Defeasance with respect to the Notes shall apply to the Notes (including the obligation of the Company to comply with Section 6.07 of the Base Indenture added hereby).

Section 2.10. Form of Notes. The Notes shall have such other terms and provisions as are set forth in, and shall be substantially in the form of, Exhibit A hereto. The terms and provisions set forth in Exhibit A hereto are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture, including any Notes issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

ARTICLE 3.

AMENDMENTS TO BASE INDENTURE

Section 3.1. Definition of Electronic Means. The definition of “Electronic Means” in Section 1.01 of the Base Indenture shall be amended by deleting “facsimile transmission” therefrom.

Section 3.2. Limitation on Disposition of Stock or Assets of the Bank. Solely for the purpose of establishing the terms of the Notes (and for the sole benefit of the Notes), Article VI of the Base Indenture shall be amended to add the following as a new Section 6.07 immediately after Section 6.06:

Section 6.07 Limitation on Disposition of Stock or Assets of the Bank. So long as any Securities remain outstanding, but subject to the provisions of Section 6.04, the Company shall not, nor shall it permit any Subsidiary of the Company to, sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or of any Subsidiary of the Company which owns shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor will it permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or to sell, lease or otherwise dispose of all or substantially all of its property, assets and business except that (a) the Company, any Subsidiary of the Company or the Bank, as the case may be, may make any such sale, assignment, transfer, grant of a security interest, lease or other disposition, or any such issuance, for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and evidenced by a duly adopted Board Resolution, and (b) if, in the case of any sale, assignment, transfer, grant of a security interest or other disposition of shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or of any such Subsidiary, or in the case of any such issuance, after giving effect thereto (and assuming, for purposes of this clause (b), that all such convertible securities have been fully converted and all such options, warrants or rights have been fully exercised), the Company and any one or more Wholly-Owned Subsidiaries of the Company shall together own at least 80% of the Voting Stock of the Bank then issued and outstanding free and clear of any security interest. Notwithstanding the foregoing, and subject to provisions of Section 6.04, the Company may merge, consolidate or combine with the Bank or the Company and the Bank may merge, consolidate or combine with a third corporation.

Section 3.3. Form of Trustee’s Certificate of Authentication. Solely with respect to the Notes and for the sole benefit of the Notes, subparagraph Article II, Section 2.02(a) of the Base Indenture shall be deleted in its entirety and replaced with the following:

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture; provided that execution by the Trustee by facsimile, electronic, PDF or other electronically imaged signature, shall be effective as a manual signature.

Section 3.4. Execution, Authentication, Delivery and Dating. Solely with respect to the Notes and for the sole benefit of the Notes, subparagraph Article III, Sections 3.03(a) and (j) of the Base Indenture each shall be deleted in its entirety and replaced with the following:

(a) “(a) The Securities shall be executed in the name and on behalf of the Company by the manual, facsimile, electronic, PDF or other electronically imaged signature of its Chief Executive Officer, its President, its Chief Financial Officer, one of its Executive Vice Presidents or Senior Vice Presidents, its Controller or one of its Assistant Controllers, its Treasurer or one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid”; and

(b) “(j) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual, facsimile, electronic, PDF or other electronically imaged signature of an authorized signatory of the Trustee or Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.”

Section 3.5. Transfer and Exchange. Solely with respect to the Notes, Section 3.06 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” in clause (c)(ii) of such section.

Section 3.6. Merger, Consolidation and Sale of Assets. Solely with respect to the Notes, Section 6.04 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after the term “Default” in clause (a) of such section.

Section 3.7. Compliance Certificate. Solely with respect to the Notes, Section 6.05 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the term “Default.”

Section 3.8. Events of Default. Solely with respect to the Notes, Section 7.01 of the Base Indenture shall be deleted in its entirety and replaced with the following:

“Section 7.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events:

(a) the failure of the Company to pay any installment of interest on the Notes when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(b) the failure of the Company to pay the principal of the Notes, when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(c) [Intentionally omitted];

(d) [Intentionally omitted];

(e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under U.S. federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs, which decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;

(f) the commencement by the Company of a voluntary case under U.S. federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(g) [Intentionally omitted].”

Section 3.9. Acceleration; Rescission and Annulment. Solely with respect to the Notes, Section 7.02 of the Base Indenture is hereby amended by inserting the following as the last sentence of Section 7.02(a):

“There shall be no rights of acceleration other than as described in this Section 7.02(a). In addition, for the avoidance of doubt, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach.”

Section 3.10. Other Remedies. Solely with respect to the Notes, Section 7.03 of the Base Indenture is hereby amended by adding “for a period of 30 days” prior to the phrase “to pay the principal of and premium, if any, on any of the Securities of such series” in the first sentence of such section.

Section 3.11. Control by Securityholders; Waiver of Past Defaults. Solely with respect to the Notes, Section 7.06 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 3.12. Limitation on Suits. Solely with respect to the Notes, Section 7.07 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default” and “or Covenant Breaches” after the phrase “Events of Default.”

Section 3.13. Remedies Cumulative. Solely with respect to the Notes, Section 7.09 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 3.14. Rights of Trustees; Compensation and Indemnity. Solely with respect to the Notes, Section 10.01 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default” in Section 10.01(l).

Additionally, solely with respect to the Notes, Section 10.01(l) shall be deleted in its entirety and replaced with the following:

“(l) Subject to the provisions of Section 10.02, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default (which may be from the Company or from Holders of not less than 25% of the Notes) at the Corporate Trust Office and such notice references the Notes and the Indenture.”

Section 3.15. Duties of Trustee. Solely with respect to the Notes, Section 10.02 of the Base Indenture is hereby amended by inserting the phrase “or a Covenant Breach” after each occurrence of the phrase “Securities of any series” in Sections 10.02(a) and (b).

Section 3.16. Notice of Defaults. Solely with respect to the Notes, Section 10.03 of the Base Indenture is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

“Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Notes notice of each Default or Event of Default or Covenant Breach with respect to the Notes known to the Trustee (provided that, with respect to any Covenant Breach, such notice shall not be given until at least 30 days after the occurrence of such Covenant Breach and unless at such time such Covenant Breach is continuing), by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default or Covenant Breach shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section);”

Section 3.17. Discharge or Defeasance upon Deposit of Moneys or U.S. Government Obligations. Solely with respect to the Notes, Section 11.02 of the Base Indenture is hereby amended by inserting the phrase “or a Covenant Breach” after the phrase “Event of Default” in the definition of “Covenant Defeasance.”

ARTICLE 4.

MISCELLANEOUS PROVISIONS

Section 4.1. Ratification. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.2. Counterparts. This Supplemental Indenture may be executed in any number of counterparts bearing a manual, facsimile or electronic signature, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by electronic transmission, including by transmission as a PDF e-mail attachment, shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. This Supplemental Indenture and any other document delivered in connection with this Supplemental Indenture or the issuance and delivery of the Notes may be signed by or on behalf of the Trustee by manual or electronically imaged signature. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., PDF e-mail attachment) shall be deemed to be their original signatures for all purposes.

Section 4.3. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.4. Trustee. The Trustee makes no representations as to, and shall not be responsible for, the validity, adequacy or sufficiency of this Supplemental Indenture or the Notes. The statements and recitals herein and in the Notes are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 4.5. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6. Effects of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.7. Trust Indenture Act. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 4.8. Corporate Trust Office Address. For the purposes of the Notes, the Corporate Trust Office shall be, and any notice, demand or other communication to be made upon, given or furnished to, or filed with the Trustee shall be given to the Trustee, at (or such other address as the Trustee may advise to the Company in writing from time to time):

The Bank of New York Mellon Trust Company, N.A.

311 S. Wacker Dr., FL 62,

Chicago, IL 60606

Attention: Corporate Trust Administration—Northern Trust 4.150% Senior Notes due 2030

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

NORTHERN TRUST CORPORATION, as Issuer

By	/s/ Ricardo Crumble
Name:	Ricardo Crumble
Title:	Executive Vice President, Treasurer

[Signature Page to Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Ann M. Dolezal
Name:	Ann M. Dolezal
Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

Form of Notes

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CUSIP No. 665859AY0

ISIN No. US665859AY02

NORTHERN TRUST CORPORATION

4.150% Senior Notes due 2030

No. A-[ ]	$[ ]

Northern Trust Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of [________] U.S. dollars ($[______]) on November 19, 2030, or if such day is not a Business Day (as defined below), the following Business Day.

The Company further promises to pay interest on said principal sum from and including November 19, 2025 at the annual rate of 4.150% (computed on the basis of a 360-day year consisting of twelve 30-day months) semi-annually in arrears on May 19 and November 19 of each year (or if any of these days is not a Business Day, on the next Business Day, and no interest will accrue as a result of that postponement), beginning on May 19, 2026 (each, an “Interest Payment Date”). A “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in said Indenture, will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 4 and November 4 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Northern Trust Corporation has caused this instrument to be duly executed on the date set forth below.

Dated:_________________________

NORTHERN TRUST CORPORATION

By:	Name: Title:

TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

Dated:

REVERSE OF NOTE

NORTHERN TRUST CORPORATION

4.150% Senior Notes due 2030

This Note is one of a duly authorized issue of Securities of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 8, 2017 (the “Base Indenture”), as amended and supplemented by the Seventh Supplemental Indenture, dated as of November 19, 2025 (the Base Indenture, as so amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. This Note is one of a series of Securities of the Company designated as the 4.150% Senior Notes due 2030 (the “Notes”), initially limited in aggregate principal amount of $500,000,000 subject to the issuance of additional Notes as provided in the Indenture. Terms used but not defined herein shall have the respective meanings set forth in the Indenture.

The Indenture contains provisions for the discharge of the Company’s obligations with respect to the Notes or the defeasance of certain covenants set forth in the Indenture applicable to the Notes upon compliance by the Company of certain conditions set forth therein, which provisions apply to this Note.

The Notes may not be redeemed prior to November 19, 2030.

If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of (and premium, if any) and interest on, this Note as and when the same shall become due and payable as herein provided.

The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

1

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Notes of this series are not entitled to the benefit of any sinking fund.

This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

2